UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 29, 2008

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY 10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of

Certain Officers.

(c)    On January 30, 2008, Marsh & McLennan Companies, Inc. (“MMC”) announced that Brian Duperreault, 60, has been appointed President and Chief Executive Officer of MMC, effective immediately. MMC’s board of directors also has elected Mr. Duperreault as a director of MMC.

From 1994 to 2004, Mr. Duperreault served as CEO of ACE Limited. He then served as ACE’s Chairman of the Board from 2004 to 2007. Prior to ACE, Mr. Duperreault was employed by American International Group, Inc. for more than 20 years.

Mr. Duperreault is a director of Tyco International Ltd.

MMC’s related press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

(e)    On January 29, 2008, MMC entered into an Employment Agreement (the “Agreement”) with Mr. Duperreault, governing the terms of his employment as MMC’s President and Chief Executive Officer. The principal terms of the Agreement are summarized below.

Term.  The Agreement is effective as of January 29, 2008 and has an initial term of three years. Thereafter, the Agreement will automatically renew for successive one-year terms unless either party notifies the other that it does not wish to renew the Agreement.

Salary and Bonus.    Mr. Duperreault will receive an annual base salary of at least $1.0 million, and will be eligible for an annual bonus opportunity equal to 225% of his base salary. Mr. Duperreault will receive a bonus of no less than $2.25 million for 2008. Bonus amounts for subsequent years will be determined by the compensation committee of MMC’s board of directors.

Initial Equity Grant.    MMC has granted Mr. Duperreault options to acquire 1.2 million shares of MMC common stock (the “Initial Options”), with an exercise price per share (the “Exercise Price”) of $27.275 (the average of the high and low trading prices of MMC common stock on the New York Stock Exchange on January 28, 2008). One-third of the Initial Options (the “Tranche 1 Options”) will vest in two equal annual installments on the first and second anniversaries of the Agreement; one-third (the “Tranche 2 Options”) will vest if and when the trading price of MMC’s common stock has exceeded the Exercise Price by at least 20% for a period of 15 consecutive trading days (the “First Price Target”); and one-third (the “Tranche 3 Options”) will vest if and when the trading price of MMC’s common stock has exceeded the Exercise Price by at least 40% for a period of 15 consecutive trading days (the “Second Price Target”).

MMC has also granted Mr. Duperreault a restricted stock unit award in respect of 300,000 shares of MMC common stock (the “Initial RSUs”), which will vest in full on the third anniversary of the Agreement.

Long-Term Incentive Compensation.    Mr. Duperreault will be eligible to participate in MMC’s plans providing for long-term incentive compensation. MMC’s specific awards of long-term incentive compensation to Mr. Duperreault will be determined by the compensation committee of MMC’s board of directors; provided, that MMC will grant to Mr. Duperreault long-term incentive compensation with a combined grant-date target value of (i) $3.5 million in respect of awards granted during the 2008 fiscal year and (ii) $7.0 million in respect of awards granted during each subsequent fiscal year.

In addition, in recognition of certain compensation relating to his prior employment that Mr. Duperreault is forfeiting, MMC has granted Mr. Duperreault a “make-whole” restricted stock unit award in respect of 43,997 shares of MMC common stock. Seventy-five percent of these restricted stock units will vest on the first anniversary of the Agreement, and the remaining 25% will vest on the second anniversary of the Agreement.

Termination.    If Mr. Duperreault's employment is terminated for any reason, he will receive previously earned base salary and bonus. In addition, if Mr. Duperreault's employment is terminated by MMC other than for cause (as defined in the Agreement) or if he resigns for good reason (as defined in the Agreement), all unvested Initial Options, Initial RSUs and long-term incentive awards previously granted to him (including the “make-whole” restricted stock units described above) will immediately vest in full. Mr. Duperreault will not be entitled to any cash severance payments upon a termination of his employment. Payments made to Mr. Duperreault in connection with his termination of employment are subject to his delivery to MMC of a general release of claims.

Change in Control.    In the event of a change in control of MMC (as defined in MMC’s 2000 Senior Executive Incentive and Stock Award Plan), Mr. Duperreault’s Initial Options and Initial RSUs will be treated as follows:

•

any then-outstanding Tranche 1 Options and two-thirds of any then-outstanding Initial RSUs will vest in full, unless they are assumed or converted into, or replaced with, equivalent awards as set forth in MMC’s “double trigger” change-in-control policy, in which case they will continue to vest in accordance with the terms of that policy;

•

any then-outstanding Tranche 2 Options and one-sixth of any then-outstanding Initial RSUs will vest or be forfeited as follows: (i) if the consideration paid for MMC’s stock in connection with the change in control is equal to or exceeds the First Price Target, such Tranche 2 Options and such portion of Initial RSUs will vest in full; (ii) if the consideration is less than or equal to the Exercise Price, such Tranche 2 Options and such portion of Initial RSUs will be forfeited; and (iii) if the consideration is greater than the Exercise Price, but less than the First Price Target, such Tranche 2 Options and such portion of Initial RSUs will vest pro rata (and the remaining awards will be forfeited) based on a fraction, the numerator of which is the excess of the consideration over the Exercise Price and the denominator of which is the excess of the First Price Target over the Exercise Price; and

•	any then-outstanding Tranche 3 Options and the remaining one-sixth of any then-outstanding Initial RSUs will vest or be forfeited in a similar manner as noted in the bullet immediately above, except that references to the First Price Target are instead to the Second Price Target.

Benefits.    Mr. Duperreault will be eligible to participate in MMC’s employee benefit plans and programs on terms generally applicable to MMC’s senior executives. In addition, MMC will provide Mr. Duperreault with term life insurance with a face amount of $5.0 million, and will permit him to participate in MMC’s retiree medical program without regard to any generally applicable age or service requirements.

Non-Competition.    While employed by MMC and for 24 months following his termination of employment, Mr. Duperreault will be subject to certain non-competition and non-solicitation restrictions.

The foregoing summary is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Agreement, effective as of January 29, 2008, between Marsh & McLennan
Companies, Inc. and Brian Duperreault.

99.1	Press release issued by Marsh & McLennan Companies, Inc. on January 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Luciana Fato

Name:	Luciana Fato
Title:	Deputy General Counsel &

  Corporate Secretary

Date:	February 4, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Employment Agreement, effective as of January 29, 2008, between Marsh &

McLennan Companies, Inc. and Brian Duperreault.

99.1	Press release issued by Marsh & McLennan Companies, Inc. on January 30, 2008.

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